UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

NANOPHASE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (630) 771-6700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At 5:00 p.m., New York City time, on July 20, 2012, the offering period of the rights offering previously disclosed by Nanophase Technologies Corporation (the "Company") expired. On July 24, 2012, the Company announced that the rights offering was fully subscribed and that stockholders exercising their basic and over-subscription rights purchased a total of 7,250,000 shares of the Company's common stock, which was the maximum number of shares offered in the rights offering, at a price of $0.33 per full share. Total gross proceeds to the Company from the rights offering will be approximately $2.4 million. Subscription rights that were not exercised by 5:00 p.m., New York City time, on July 20, 2012 have expired.

The Company received stockholder requests under the basic and oversubscription rights for approximately 11.7 million shares. Because oversubscription requests were limited by the number of available shares allocated on a pro rata basis as described in the prospectus, some of the oversubscription requests could not be fully satisfied. Of the 8.7 million shares requested by stockholders under their oversubscription rights, only 4.3 million shares were available for issuance. Excess payments will be refunded to participating stockholders by the subscription agent as promptly as practicable.

A copy of the press release announcing the results of the rights offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated July 24, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION (Registrant)
July 24, 2012 (Date)	/s/ FRANK CESARIO FRANK CESARIO Chief Financial Officer

Exhibit Index
99.1	Press release dated July 24, 2012